                                                                   Exhibit 10.1

                           PURCHASE AND SALE AGREEMENT

                  PURCHASE AND SALE AGREEMENT, dated as of February 16, 2000, by and among the stockholders of Unwire AB (publ), org. no. 556522-7617, a corporation organized under the laws of Sweden (the "Company") listed on
Schedule I attached hereto (each a "Seller", and collectively, the "Sellers"), CELLPOINT INC., a corporation organized under the laws of the State of Nevada ("CellPoint"), and CELLPOINT SWEDISH HOLDINGS LTD., a corporation organized under the laws of England and Wales and a wholly-owned subsidiary of CellPoint (the "Purchaser Sub"; CellPoint and the Purchaser Sub are hereinafter collectively referred to as the "Purchaser").

                              W I T N E S S E T H:

                  WHEREAS, the Sellers own, of record and beneficially, all of the outstanding equity securities and securities convertible into or exercisable for the equity securities of the Company;

                  WHEREAS, the Purchaser desires to purchase from the Sellers, and the Sellers desire to sell to the Purchaser, all of such securities, on the terms and subject to the conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

                  SECTION 1.01 DEFINITIONS. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them below:

                  "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, contract or otherwise.

                  "Agreed Value" means U.S.$62.00 per CellPoint Share.

                  "Agreement" means this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof.

                  "Authorizations" means any authorization, approval, order, license, permit, waiver, variance, franchise, grant or consent of, declaration to, or filing or registration with, any court or governmental authority, and any consent of any other party.

                  "CellPoint Common Stock" has the meaning set forth in Section 2.02.

                  "CellPoint Material Agreements" has the meaning set forth in
Section 5.14.

                  "CellPoint Shares" has the meaning set forth in Section 2.02.

                  "Closing" has the meaning set forth in Section 2.03.

                  "Closing Date" has the meaning set forth in Section 2.03.

                  "Escrow Agent" means the escrow agent as set forth in the Escrow Agreement.

                  "Escrow Agreement" means the Escrow Agreement with respect to the Escrow Shares in connection with Article X hereof, as to which the Sellers and the Purchaser shall have mutually agreed prior to the Closing Date, which agreement reflects the agreements of the parties set forth herein as to the deposit into escrow and the distribution of the Escrow Shares.

                  "Escrow Shares" has the meaning set forth in Section 2.03(b).

                  "Governmental Authority" means any Federal, state, local, foreign, regional or other governmental, administrative, judicial or regulatory authority or instrumentality.

                  "Indebtedness" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than three months past due),
(iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets and (viii) any unsatisfied obligation for "withdrawal liability" to any benefit plan.

                  "Intellectual Property" means all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade dress, trade names and corporate names and all goodwill associated therewith; all copyrights; all registrations, applications and renewals for any of the foregoing; all product formulations, trade secrets, confidential information, ideas, know-how, production processes and techniques, research information, drawings, specifications, designs, plans, improvements, technical and computer data, documentation and software, financial, business and marketing plans, customer and supplier lists and related information and all other proprietary rights; and all copies and tangible embodiments of the foregoing.

                  "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, assessment, charge, option, right of pre-emption, floating charges, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation of any kind or nature whatsoever.

                  "Losses" has the meaning set forth in Section 10.01.

                  "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the financial condition or business of such Person, or a material adverse effect on the ability of such Person to perform such Person's obligations pursuant to this Agreement and the other Transaction Documents or, with respect to any Seller or all of the Sellers, on the ability of such Seller to sell and deliver to the Purchaser the Unwire Securities, free and clear of all Liens.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Purchaser Escrow Shares" has the meaning set forth in Section 2.03(b).

                  "Registration Rights Agreement" means the Registration Rights Agreement, to be effective as of the Closing Date and substantially in the form of Exhibit A attached hereto, by and among the Purchaser and the Sellers.

                  "SEC Documents" has the meaning set forth in Section 5.11(a).

                  "Securities Act" means the United States Securities Act of 1933, as amended, and including the rules and regulations thereunder as in effect from time to time.

                  "Seller Escrow Shares" has the meaning set forth in Section 2.03(b).

                  "Subsidiary" means Unwire Positioning AB, org. no.
556534-7399.

                  "Swedish GAAP" means generally accepted accounting principles in Sweden.

                  "Tax" or "Taxes" means any (A) federal, state, local or foreign income, gross receipt, franchise, estimated, alternative minimum, add-on-minimum, property, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, disability, payroll, license, employment or other withholding, or other taxes, levies, imports, duties, license and registration fees, charges, assessments or withholdings of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; and (B) liability for the payment of any amounts of the type described in clause (A) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person.

                  "Tax Returns" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

                  "Transaction Documents" means, collectively, this Agreement, the Registration Rights Agreement, the Escrow Agreement and the other agreements, instruments and documents executed and delivered in connection with the consummation of the transactions contemplated hereby.

                  "United States Dollar" and "$" means the lawful currency of the United States of America.

                  "Unwire Convertible Securities" means, collectively,

                                    (i) 5,000 convertible debt instruments in
                  the aggregate principal amount of SEK5,000,000, which debt instruments (A) are outstanding, though evidence of such debt instruments will be issued prior to the Closing Date, (B) are convertible into 500,000 shares in the Company, and (C) have been requested by the holders thereof to be converted into 500,000 shares in the Company, though the shares have not yet been distributed or recorded in the share register of the Company; and

                                    (ii) two debt instruments in the aggregate
                  principal amount of SEK200,000, and six separated subscription right certificates giving rights to subscribe for an aggregate of 21,000 shares in the Company (collectively, the "Unwire Subscription Rights");

and in each case, including all rights pertaining thereto.

                  "Unwire Financial Statements" has the meaning set forth in
Section 4.07(a).

                  "Unwire Material Agreements" has the meaning set forth in
Section 4.10(a).

                  "Unwire Securities" means, collectively, the Unwire Shares and the Unwire Convertible Securities.

                  "Unwire Shares" means, collectively, (i) 1,000,000 registered shares, par value SEK0.65 per share, in the Company, and (ii) 805,900 shares, par value SEK 0.65 per share, in the Company, which have been subscribed and paid for but which have not been distributed or recorded in the Company's share register.

                  "U.S. GAAP" means United States generally accepted accounting principles.

                  "Year 2000 Compliant" means the ability of the software and other information processing capabilities of a Person correctly to interpret and process all data in whatever form so as to avoid errors that may otherwise occur because of the inability of software or other information processing to recognize accurately the year 2000 or subsequent dates.

                  SECTION 1.02 TERMS GENERALLY. The definitions set forth herein apply equally to both the singular and the plural forms thereof. All references to Articles, Sections, Exhibits and Schedules will be deemed references to the Articles, Sections, Exhibits and Schedules to this Agreement, in each case unless the context shall otherwise require.

                                  ARTICLE II.

                                PURCHASE AND SALE

                  SECTION 2.01 PURCHASE OF UNWIRE SECURITIES. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and agreements set forth herein, on the Closing Date: the Sellers shall sell, convey, assign, transfer and deliver to the Purchaser Sub, and the Purchaser Sub shall, purchase from the Sellers, the Unwire Securities. Each of the Sellers shall sell, convey, assign, transfer and deliver to the Purchaser Sub the Unwire Securities set forth after such Seller's name on Schedule I.

                  SECTION 2.02 PURCHASE PRICE. As consideration for the sale, conveyance, assignment, transfer and delivery to the Purchaser Sub of the Unwire Securities pursuant to this Agreement, CellPoint shall deliver to the Sellers aggregate consideration consisting of an aggregate of 1,075,000 shares (the "CellPoint Shares") of the common stock, par value US$0.001 per share (the "CellPoint Common Stock"), of CellPoint. The CellPoint Shares shall be allocated among the Sellers proportionately as set forth on Schedule I attached hereto.

                  SECTION 2.03 CLOSING; ESCROW.

                  (a) At the Closing, the Sellers shall deliver to the Purchaser Sub the Unwire Securities and all share certificates, subscription rights certificates, debt instruments and interim or other certificates, if any, evidencing the Unwire Securities to be sold to the Purchaser Sub pursuant to this Agreement, in each case duly endorsed in blank or accompanied by duly executed instruments of transfer in blank, if applicable, and the share register of the Company, setting forth the Purchaser Sub as the owner of all Unwire Securities representing shares in the Company, together, in each case, with all necessary documentary or stock transfer stamps affixed and accompanied by such other assignments, certificates of authority, consents to transfer instruments and evidence of title to such shares as may be reasonably requested by counsel to the Purchaser in order that all right, title and interest in and to the Unwire Securities pass to the Purchaser Sub from the Sellers.

                  (b) At the Closing, in consideration for the Sellers' delivery of the Unwire Securities to the Purchaser Sub, CellPoint shall deliver or cause to be delivered to (i) the Sellers, stock certificates evidencing 1,021,250 CellPoint Shares (constituting 95% of the aggregate CellPoint Shares to be issued hereunder), registered in the names of the Sellers (or their respective designees as the Sellers shall have notified the Purchaser prior to the

         Closing) as to the actual registered owners and the number of shares, and (ii) the Escrow Agent, to be held by the Escrow Agent pursuant to, and in accordance with, Article X hereof and the Escrow Agreement:

                           A) stock certificates evidencing 53,750 CellPoint
                  Shares (constituting 5% of the aggregate CellPoint Shares to be issued hereunder), which are to be held in escrow pending determination of any indemnification obligations of the Sellers pursuant to Article X hereof (the "Seller Escrow Shares"); and

                           B) 53,750 shares of CellPoint Common Stock, which are
                  to be held in escrow pending determination of any indemnification obligations of the Purchaser pursuant to
                  Article X hereof (the "Purchaser Escrow Shares").

         The Seller Escrow Shares and the Purchaser Escrow Shares are collectively referred to as the "Escrow Shares". The share certificates evidencing the Escrow Shares deposited in escrow with the Escrow Agent shall be accompanied by duly endorsed stock powers which are also to be held in escrow.

                  SECTION 2.04 CLOSING. The consummation of the purchase and sale of the Unwire Securities pursuant to this Agreement (the "Closing") shall take place at the offices of Gernandt & Danielsson Advokatbyra AB in Stockholm, Sweden, or such other place as the Sellers and the Purchaser may agree, on or before February 29, 2000, at such time or on such other date as the Sellers and the Purchaser may agree (the "Closing Date").

                  SECTION 2.05 POOLING-OF-INTERESTS. Each of the Sellers and the Purchaser agree to cooperate and use their best efforts to structure the transactions contemplated hereby so as to qualify for a pooling-of-interests treatment under U.S. GAAP; PROVIDED, HOWEVER, that such qualification shall not be a condition precedent to any party's obligations hereunder to consummate the transactions contemplated hereby.

                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

                  Each of the Sellers, severally and not jointly, hereby represents and warrants as of the date hereof and as of the Closing Date, to the Purchaser, as follows:

                  SECTION 3.01 THE SELLERS.

                  (a) If such Seller is an individual, such Seller is legally competent and has full power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

                  (b) If such Seller is a corporation or other legal entity, such Seller has full power and authority to execute and deliver this Agreement and the other Transaction

         Documents, and to perform its respective obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each such Seller has taken all necessary corporate or other action to duly and validly authorize the execution, delivery and performance of this Agreement and the other Transaction Documents by such Seller and the consummation by such Seller of the transactions contemplated hereby and thereby.

                  SECTION 3.02 BINDING OBLIGATION. Each of this Agreement and the other Transaction Documents has been duly executed and delivered by each Seller and (and assuming the execution and delivery of this Agreement and the other Transaction Documents by the Purchaser) constitutes, and each of the other agreements, instruments, documents and certificates contemplated hereby and thereby when executed and delivered for value, will constitute, the legal, valid and binding obligation of each Seller, enforceable against such Seller in accordance with their respective terms, except to the extent that (i) enforcement may be limited by or subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditor's rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar entity before which any proceeding therefor may be brought.

                  SECTION 3.03 APPROVALS. No authorizations, approvals, consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance of this Agreement or the Transaction Documents by any of the Sellers or the Company.

                  SECTION 3.04 NO CONFLICTS. The execution and delivery of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby or thereby, and the compliance by each of the Sellers with the terms and provisions hereof or thereof will not (a) conflict with or result in a breach of, or require any consent or vote of any Person under, the respective Articles of Association or other organizational documents or by-laws, if any, of the Sellers or any note, mortgage, indenture, contract, or any other agreement to which any Seller is a party or by which any Seller or any of their respective properties is subject, (b) violate any applicable law, regulation, order, writ, injunction or decree of any Governmental Authority, or
(c) constitute or result in a breach or violation of or a default under, or result in the imposition of any Lien on any of the assets of the Company, the Subsidiary or any Seller, including the Unwire Securities owned by each Seller.

                  SECTION 3.05 LITIGATION. Except as disclosed in Schedule 3.05 hereto, there is no action, proceeding or investigation to which any Seller is a party or to which any Seller or any of their respective properties may be subject by or before any Governmental Authority, pending or to the knowledge of any Seller threatened, which, if adversely determined, could have, individually or in the aggregate, a material adverse effect on the ability of the Sellers to execute, deliver and perform this Agreement (including, without limitation, to deliver title to the Unwire Securities free and clear of all Liens) or the Transaction Documents.

                  SECTION 3.06 PRIVATE SALE OF CELLPOINT SHARES. Each Seller acknowledges and agrees that:

                  (a) the CellPoint Shares have not been registered under the Securities Act, and accordingly, the CellPoint Shares are "restricted securities";

                  (b) the certificates evidencing the CellPoint Shares shall bear a legend to the effect that such shares are "restricted securities";

                  (c) the CellPoint Shares may not be resold except pursuant to a registration statement filed with the United States Securities and Exchange Commission under the Securities Act or pursuant to an exemption from such registration; and

                  (d) such Seller is acquiring the CellPoint Shares to be issued to it for its own account and not with a view to the distribution thereof.

                                  ARTICLE IV.

       REPRESENTATIONS AND WARRANTIES OF THE SELLERS REGARDING THE COMPANY

                  Each of the Sellers, severally and not jointly, hereby represents and warrants as of the date hereof, except as otherwise stated, and as of the Closing Date to the Purchaser, as follows (it being understood that all references to the "Company" in this Article IV shall be deemed to refer to the Company and the Subsidiary, as applicable, or except as otherwise indicated):

                  SECTION 4.01 ORGANIZATION. The Company (a) is a corporation, duly organized, validly existing and in good standing under the laws of Sweden,
(b) has all requisite power necessary to own its assets and carry on its business as currently being conducted, and (c) is qualified to do business in all foreign jurisdictions in which the nature of the business conducted by it and the properties owned or operated by it make such qualification necessary and where the failure to so qualify would, individually or in the aggregate, have a Material Adverse Effect on the Company. Attached as Schedule 4.01 hereto are true and correct copies of the Certificate of Registration of the Company and the Articles of Association of each of the Company and the Subsidiary. The Company and the Subsidiary are in compliance with their respective Articles of Association.

                  SECTION 4.02 CAPITALIZATION OF THE COMPANY AND THE SUBSIDIARY.

                  (a) The Company has a registered share capital of SEK 650,000, divided into 1,000,000 shares, each with a nominal value of SEK 0.65. The Company has issued: (i) 1,000,000 registered shares in the Company and (ii) the Unwire Convertible Securities. In addition, 805,900 shares in the Company, each with a nominal value of SEK0.65, have been subscribed for and paid for with SEK5,375,353, but have not been distributed or recorded in the Company's share register or with the Swedish Patent and Registration Office. The Sellers constitute all of the holders of the Unwire Securities (i.e., holders of all registered and unregistered shares, convertible debt instruments, debt instruments with subscription rights for new shares and subscription rights for new shares). Each Seller has good and marketable title to its Unwire Securities and all rights pertaining thereto, and each Seller owns its Unwire Securities free and clear of all Liens. The Sellers are the owners of, and have good and marketable title to, all rights against the Company in case the registration of the unregistered Unwire Shares and the Unwire Securities or the execution and conversion thereof into shares should not be registered by the Swedish Patent and Registration Office, free and clear of all Liens. The Unwire Securities constitute all issued and outstanding securities of the Company. Except as set forth in this
         Section 4.02(a), neither the Company nor any Seller has resolved to issue, granted or issued to any Person any option or right to acquire any shares in the Company or any security convertible into or exchangeable for and giving a right to purchase any Unwire Securities or any other shares in the Company or securities of the Company. All Unwire Securities have been paid in full. No Person has, nor will any Person have on the Closing Date, any right or claim with respect to any Unwire Securities or any shares in the Company, whether registered or unregistered. No Seller and no other Person has, or will claim, any right whatsoever to any payment from the Company, including payment of principal and/or interest, on the Unwire Convertible Securities and no such payments have been made since December 31, 1999, with the exception of one or more payments in an aggregate amount not exceeding the annual interest rate on the Unwire Subscription Rights of six percent.

                  (b) The Subsidiary has a registered share capital of SEK 100,000, divided into 1,000 shares, each with a nominal value of SEK100. The Company is the sole stockholder of the outstanding shares of the Subsidiary, and the Company owns such shares free and clear of all Liens. All shares in the Subsidiary have been fully paid. Neither the Subsidiary nor the Company has resolved to issue, granted or issued to any Person any option or right to acquire any shares in the Subsidiary or any security convertible into or exchangeable for and giving a right to purchase any shares in the Subsidiary or any other security of the Subsidiary.

                  SECTION 4.03 APPROVALS. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby requires the consent of any Person.

                  SECTION 4.04 NO CONFLICTS. Except as set forth in Schedule 4.04, neither the execution nor delivery of this Agreement or the other Transaction Documents nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with or result in a breach of, or require any consent or vote of any Person under or give the right to terminate, any note, mortgage, indenture, contract, collective bargaining agreement or any other agreement to which the Company or the Subsidiary is a party or by which the Company, the Subsidiary or any of their respective properties is subject,
(b) violate any applicable law, regulation, order, writ, injunction or decree of any Governmental Authority, or (c) constitute or result in a breach or violation of or a default under, or result in the imposition of any Lien on any of the assets of the Company or the Subsidiary or the Unwire Securities owned by any Seller, except for those consents or approvals the failure of which to obtain prior to the Closing would not have a Material Adverse Effect on the Company.

                  SECTION 4.05 LITIGATION. Except as disclosed in Schedule 4.05 hereto, (a) there is no claim, dispute, action, suit, proceeding or investigation pending or, to the best knowledge of the Sellers , threatened, against or affecting the Company, the Subsidiary or the Company's business or the Subsidiary's business or any of the Company's officers, at law or in equity before any Governmental Authority which, if adversely determined, would, singly or in the aggregate, have a Material Adverse Effect on the Company; (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any Governmental Authority, against or materially affecting the Company or the Company's business; (c) the Company has not violated and is not in default with respect to, any judgment, order, writ, ruling, injunction, stipulation or decree listed in Schedule 4.05; and (d) neither the Company nor the Subsidiary nor any of their respective officers or directors has received any written or verbal inquiry from any Governmental Authority concerning the possible violation of any law, rule or regulation in respect of the Company or the Company's business. Set forth in Schedule 4.05 is a list of all claims, actions, suits and proceedings instituted by the Company.

                  SECTION 4.06 SUBSIDIARIES; JOINT VENTURES. Except for the Subsidiary, the Company does not have any subsidiaries nor does it own, directly or indirectly, any capital stock or equity interest in any corporation, partnership, joint venture, limited liability company or other entity.

                  SECTION 4.07 FINANCIAL STATEMENTS.

                  (a) The Sellers have furnished to the Purchaser (i) the Company's financial statements for the year ended December 31, 1999, including the notes thereto, as audited by Fredrik Forsberg (collectively, the "Financial Statements"), a copy of which is attached hereto as part of Schedule 4.07, and (ii) the financial statements of the Subsidiary for the year ended December 31, 1998 (collectively, the "Subsidiary Financial Statements"), a copy of which is attached as part of Schedule 4.07).

                  (b) The Financial Statements and the Subsidiary Financial Statements have been prepared in accordance with Swedish law and Swedish GAAP, applied on a basis consistent throughout all periods presented; such statements are correct and complete in all material respects, are reconcilable to the books and records of the Company and the Subsidiary, as the case may be, and present fairly in all material respects the financial position of the Company and the Subsidiary, as the case may be, as of the dates, and the results of operations, cash flows and changes in financial position of the Company and the Subsidiary, as the case may be, for the periods, indicated. The books of account and other financial records of the Company and the Subsidiary have been maintained in accordance with good business practices.

                  (c) As of December 31, 1999, the Company had no material liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto in accordance with Swedish law and Swedish GAAP, but which are not reflected in the Financial Statements. Since December 31, 1998, the Subsidiary has not incurred any material liabilities.

                  (d) The Company has not granted any guarantees or provided any other security not reflected in Schedule 4.07 and the Financial Statements.

                  (e) All accounts receivable (other than those accounts receivable noted as doubtful) reflected in the Financial Statements have been, or will be, collected in accordance with their respective terms by the Company itself, or through factoring, in the ordinary course of business.

                  (f) As of the date hereof, in the commercially reasonable judgment of the Sellers, the Company has sufficient cash to operate its business in the ordinary course through March 31, 2000, including the payment on a timely basis of accounts payable, trade obligations and other liabilities as such obligations become due without extension or waiver, excluding, however, (i) the Company's rent for the period from April 1, 2000 through June 30, 2000 of SEK157,000, which rent payment is due on March 31, 2000, and (ii) the amortization of SEK150,000 on the loan extended by Almi Foretagspartner Stockholm AB, which payment is due on March 31, 2000.

                  SECTION 4.08 EMPLOYEE MATTERS.

                  (a) Schedule 4.08 sets forth (i) the name of each director, officer, employee and independent sales representative of the Company;
         (ii) each oral or written employment agreement, consulting agreement, deferred compensation agreement, covenant not to compete, confidentiality agreement or agreement with each person named in
         Schedule 4.08 pursuant to clause (i) hereof, a commission salesman or other agent to which the Company is a party; and (iii) any collective bargaining agreement or any other contract or arrangement with any labor organization to which the Company is a party or which has been requested or under discussion during the previous 24 months.

                  (b) Except as set forth in Schedule 4.08, (i) the Company is not liable for any accrued bonus compensation, vacation pay, severance pay or arrears of wages; (ii) the Company has satisfactory relations with its employees in the aggregate; (iii) the Company is not involved in any labor dispute, proceeding, work stoppage or disturbance, other than routine grievances which are not material; and (iv) the Company has not violated in any material respect any law or regulation governing employers and the conditions of employees' employment, including those regulating wages, hours, discrimination, civil rights and employment of foreign nationals, in each of (i), (ii) and (iv), the effect of which would, singly or in the aggregate, have a Material Adverse Effect on the Company.

                  (c) To the knowledge of the Sellers, there is no threatened
         (i) claim by any current or former director, officer or employee of the Company or the Subsidiary against the Company or the Subsidiary, or
         (ii) labor or union litigation in respect of the Company or the Subsidiary.

                  (d) Schedule 4.08 lists every material employee benefit plan in which the Company's employees are participating.

                  (e) Only the persons marked "Employee" in Schedule 4.08, and no one else (including, but not limited to, consultants hired by the Company) are employees of the Company.

                  (f) There are no former employees of the Company that have a right of re-employment by the Company.

                  (g) All of the Company's pension commitments are duly reserved for or covered by insurance.

                  SECTION 4.09 TAXES. Except as indicated in Schedule 4.09, the Company has filed all Tax Returns which were required to be filed prior to the date hereof (after giving effect to all extensions of filing deadlines obtained) in respect of all Taxes and has paid all Taxes which have become due pursuant to such Tax Returns or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes which have become due has not been fully discharged, the same have been properly reflected as a liability on the Company's books and records and adequate reserves therefor have been established. All such Tax Returns have been properly prepared and are complete. Except as indicated in Schedule 4.09, no extension for the filing of any such Tax Return is currently in effect. Except as set forth on Schedule 4.09, no Tax Return or Tax Return liability of the Company is presently under audit or, to the best knowledge of the Sellers, proposed to be audited. Except as indicated in Schedule 4.09, the Company has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes. Except as set forth on Schedule 4.09, there are no claims pending or, to the best knowledge of the Sellers, threatened, against the Company for past due Taxes. All payments for withholding Taxes, social security expenses, special employer contributions, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any Governmental Authority in respect of the Company's employment obligations, have been paid or shall be paid prior to Closing, except for payments for which the failure to pay would, singly or in the aggregate, not have a Material Adverse Effect on the Company. Such amounts have been duly provided for on the books and records of the Company. No claim has been made by a taxing authority in a jurisdiction where the Company does not file a Tax Return that the Company is or may be subject to Taxes assessed by such jurisdiction.

                  SECTION 4.10 MATERIAL AGREEMENTS; NO DEFAULTS.

                  (a) Schedule 4.10 sets forth a complete and correct list of all material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether oral or written, to which the Company or the Subsidiary is a party or pursuant to which the Company or the Subsidiary is obligated (the "Unwire Material Agreements"). The Unwire Material Agreements constitute all of the contracts, agreements, understandings and arrangements required for the operation of the Company's business as currently conducted or which have a material effect thereon. Copies of all such Unwire Material Agreements have previously been made available to the Purchaser, and such copies are complete and correct as of the date hereof. The failure to obtain a consent or waiver under any Unwire Material Agreement with respect to the transactions contemplated in this Agreement, will not
         (i) result in the payment of any damages or penalties by the Company or in the acceleration of any obligations of the Company, or (ii) singly or in the aggregate, have a Material Adverse Effect on the Company; provided, HOWEVER, that the Purchaser and the Sellers agree that the Company's failure to obtain a consent or waiver with respect to those agreements considered to be "framework agreements" pursuant to which the Company's counterparties have no obligation to pay or perform shall not, in and of itself, be deemed to have a Material Adverse Effect on the Company.

                  (b) Each of the Unwire Material Agreements was entered into in the ordinary course of the Company's business, is in full force and effect on the date hereof and is valid, binding and enforceable in accordance with its terms. Except as disclosed in Schedule 4.10, neither the Company or the Subsidiary, nor, to the Sellers' knowledge, any other person or entity is in breach of, or in default under, any Unwire Material Agreement, and no event or action has occurred, is pending or, to the Sellers' knowledge is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a breach or default by the Company or the Subsidiary or, to the best knowledge of the Sellers, any other person or entity party to an Unwire Material Agreement, the effect of which, singly or in the aggregate, would have a Material Adverse Effect on the Company. The Company has not received any notice of default under any Unwire Material Agreement, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

                  (c) Except as set forth in Schedule 4.10, none of the Sellers or the Company has taken or omitted to take any action which has resulted in, or will result in, the Company being or becoming a party to or bound by, any agreement, arrangement or understanding to which the Company will remain obligated or bound following the Closing, relating to the acquisition by the Company of any entity or all or substantially all of the assets of any Person.

                  (d) With respect to the contract between the Company and Point Transaction System AB, as described in Schedule 4.10, Point Transaction System AB is not in possession of any products of the Company, and accordingly, there is no potential liability of the Company for return of products pursuant to such contract.

                  SECTION 4.11 TANGIBLE PERSONAL PROPERTY. Except as set forth in Schedule 4.11, the Company has good and marketable title to all of its tangible personal property and assets which is used in and, individually or in the aggregate with such other property, is material to the business of the Company, free and clear of all Liens, except for any Lien for current Taxes not yet due and payable ("Permitted Tax Liens"). Except as set forth in Schedule 4.11, all material items of the tangible personal property and assets owned or leased by the Company are in adequate condition to conduct the Company's business as now conducted or proposed to be conducted.

                  SECTION 4.12 REAL PROPERTY.

                  (a) The Company does not own, and has never owned, any real property.

                  (b) Schedule 4.12 sets forth a true and complete list of all leases, subleases, licenses and other agreements (collectively, the "Real Property Leases") under which the Company uses or occupies, has the right to use or occupy, or leases the right to use or occupy, now or in the future, any real property (the land, buildings, and other improvements covered by the Real Property Leases being herein called the "Leased Real Property"). The Company is not obligated as a tenant, sub-tenant or guarantor of any such obligation under any lease, sublease, license or other agreement except the Real Property Leases. The Sellers have heretofore delivered to the Purchaser complete and correct copies of all Real Property Leases (including all modifications thereof and all amendments and supplements thereto). Each Real Property Lease is valid, binding and in full force and effect with respect to the Company and, to the best knowledge of the Sellers, all other parties thereto; all rent and other sums and charges payable by tenants thereunder are current; no notice of default or termination under any Real Property Lease is outstanding; no termination event or condition or uncured default on the part of the Company or, to the best knowledge of the Sellers, any other party thereto, exists under any Real Property Lease, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition with respect to the Company or, to the best knowledge of the Sellers, any other party thereto, the effect of which would result in a Material Adverse Effect on the Company. The Company holds the leasehold estate under, and any other interest in, each Real Property Lease, free and clear of all Liens except as set forth in Schedule 4.12.

                  SECTION 4.13 PERMITS AND LICENSES. The Company has all Authorizations which are reasonably necessary to conduct the Company's business and to own, lease, use, operate and occupy the Company's assets at the places and in the manner now conducted and operated, except those the absence of which would not have a Material Adverse Effect on the Company. The Company has not received any notice or claim pertaining to the failure to obtain any material Authorization, the failure of which to obtain would have a Material Adverse Effect on the Company. The Sellers have no knowledge of any basis for such claim.

                  SECTION 4.14 COMPLIANCE WITH LAW. The Company is not conducting its business or affairs in material violation of any applicable law, ordinance, rule, regulation, court or administrative order, decree or process, except for such violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Company. The Company has not received any notice of violation or claimed violation of any law, ordinance, rule, regulation, order, decree, process or requirement applicable to it.

                  SECTION 4.15 INTELLECTUAL PROPERTY. Schedule 4.15 sets forth a list of all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade names and corporate names and all goodwill associated therewith; all copyrights; all registrations, applications and renewals for any of the foregoing owned or used by the Company or the Subsidiary. Except as set forth in Schedule 4.15, the Company owns or has valid and enforceable rights with respect to all the Intellectual Property that are necessary to conduct the Company's business as presently conducted. Except as set forth on Schedule 4.15, the conduct of the Company's business as currently being conducted does not and will not infringe or misappropriate any rights held or asserted by any Person, and there is no claim by any Person pending or, to the knowledge of the Sellers threatened, contesting the validity, enforceability, ownership or use of any of the Intellectual Property owned or used by the Company. Except as set forth in Schedule 4.15, none of the Intellectual Property is the subject of a pending or threatened action for opposition, cancellation, declaration of invalidity, unenforceability or misappropriation or like claim, action or proceeding. The Company holds the Intellectual Property free and clear of all Liens, except any imposed by applicable law or regulations and any that are not material and other than any rights held by licensors and by those licensees of the Company listed in Schedule 4.15. Except as set forth in
Schedule 4.15, no payments presently are, or will in the future be, required for the continued use by the Company of the Intellectual Property. All of the Company's software, hardware and other Intellectual Property are Year 2000 Compliant.

                  SECTION 4.16 ORDINARY COURSE. Since December 31, 1999, the Company has conducted its business, maintained its assets and kept its books of account, records and files, substantially in the same manner as previously conducted, maintained or kept and solely in the ordinary course. Since December 31, 1999, the Company has not incurred any material liabilities, sold or otherwise transferred any material assets, waived or cancelled any material rights or incurred any material commitments except in the ordinary course of business.

                  SECTION 4.17 NO ADVERSE CHANGES. Except as otherwise contemplated hereby, since December 31, 1999, there has not been (a) any material adverse change in the Company's business, financial condition, or assets or liabilities, as reflected in the Financial Statements, (b) any material loss sustained by the Company on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has materially and adversely interfered, or may materially and adversely interfere, with the operation of the Company's business, (c) to the best knowledge of the Sellers, any actions by a competitor (other than the Purchaser) to the Company's business which would adversely affect the financial position or market share of the Company, or (d) to the best knowledge of the Sellers, any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which materially and adversely does or would affect the results of operations or the business or financial condition of the Company.

                  SECTION 4.18 INSURANCE. Set forth on Schedule 4.18 is a list of the Company's material insurance polices. With respect to such insurance policies:

                  (a) The Company's assets and properties (whether owned or leased) are adequately insured against fire, damage and loss.

                  (b) The Company maintains normal liability insurance.

                  (c) The Company maintains normal insurance against operational interruption.

                  (d) The insurance policies referred to in paragraphs (a), (b) and (c) of this Section 4.18 have been validly in effect since 1997, and such policies will be in full force and effect for no less than one month following the Closing Date.

                  (e) All insurance premiums due have been paid by the Company.

                  SECTION 4.19 MISCELLANEOUS. The representations and warranties made by the Sellers in this Agreement and the statements made by or on behalf of the Sellers in any certificate, document, exhibit or schedule furnished in connection with the transactions contemplated hereby, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations or warranties or other such statements not false or misleading.

                  SECTION 4.20 BROKERS. None of the Sellers nor the Company has entered into, and none will enter into, any agreement, arrangement or understanding with any Person that will result in the obligation of the Sellers or the Company to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

                                   ARTICLE V.

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser represents and warrants to each of the Sellers as of the date hereof and as of the Closing Date (it being understood that all references to the "Purchaser" in this Article V shall be deemed to refer to the Purchaser and its subsidiaries (including, without limitation, the Purchaser
Sub), as applicable, or except as otherwise indicated) as follows:

                  SECTION 5.01 DUE ORGANIZATION.

                  (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Purchaser has full corporate power and authority to own, lease and operate its assets and to carry on its business in the places and in the manner currently conducted or proposed to be conducted. The Purchaser is qualified to do business in all foreign jurisdictions in which the nature of the business conducted by it and the assets owned or operated by it make such qualification necessary, and where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect on the Purchaser. Attached hereto as Schedule
         5.01 are the Articles of Incorporation, as amended, of the Purchaser. The Purchaser is in compliance with its Articles of Incorporation.

                  (b) The Purchaser Sub is a corporation duly organized, validly existing and in good standing under the laws of England and Wales. The Purchaser Sub has full corporate power and authority to own, lease and operate its assets and to carry on its business in the places and in the manner currently conducted or proposed to be conducted.

                  (c) Each other subsidiary of the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Each subsidiary of the Purchaser has full corporate power and authority to own, lease and operate its assets and to carry on its business in the places and in the manner currently conducted or proposed to be conducted.

                  SECTION 5.02 DUE AUTHORIZATION; VALID OBLIGATION. The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The Purchaser has taken all corporate action necessary to authorize it to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and this Agreement constitutes, and the other Transaction Documents upon their execution will constitute, the valid and binding obligations of the Purchaser enforceable in accordance with their respective terms.

                  SECTION 5.03 BINDING OBLIGATION. Each of this Agreement and the other Transaction Documents to which the Purchaser is a party has been duly executed and delivered by the Purchaser and (and assuming the execution and delivery of this Agreement and the other Transaction Documents by the Sellers) constitutes, and each of the other agreements, instruments, documents and certificates contemplated hereby and thereby when executed and delivered for value, will constitute, the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except to the extent that (i) enforcement may be limited by or subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditor's rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar entity before which any proceeding therefor may be brought.

                  SECTION 5.04 APPROVALS. No authorizations, approvals, consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance of this Agreement or the Transaction Documents by the Purchaser, except for a filing pursuant to Regulation D under the Securities Act which reports the issuance and the sale of the CellPoint Shares.

                  SECTION 5.05 NO CONFLICTS. The execution and delivery of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby or thereby, and the compliance by the Purchaser with the terms and provisions hereof or thereof will not (a) conflict with or result in a breach of, or require any consent or vote of any Person under, the Articles of Incorporation or By-Laws of the Purchaser or any note, mortgage, indenture, contract, or any other agreement to which the Purchaser is a party or by which the Purchaser or any of its properties is subject, (b) violate any applicable law, regulation, order, writ, injunction or decree of any Governmental Authority, or (c) constitute or result in a breach or violation of or a default under, or result in the imposition of any Lien on any of the assets of the Purchaser.

                  SECTION 5.06 AUTHORIZATIONS. Any authorization from any court or Governmental Authority or any other person or entity which is not a party to this Agreement which is required in connection with the execution, delivery and performance of the Transaction Documents by the Purchaser has been obtained or shall be obtained prior to or as of the Closing Date. There is no pending or, to the knowledge of the Purchaser threatened, claim, action, suit, investigation or proceeding against the Purchaser before any court, arbitrator or Governmental Authority which, if determined adversely to the Purchaser, would have a material adverse effect on the ability of the Purchaser to perform its obligations under the Transaction Documents to which it is a party.

                  SECTION 5.07 CAPITALIZATION OF THE PURCHASER. The Purchaser has authorized capital consisting of 22,000,000 shares of CellPoint Common Stock, par value $0.001 per share, and 3,000,000 shares of preferred stock, par value $0.001 per share. As of the date hereof, 9,390,000 shares of CellPoint Common Stock are issued and outstanding and no shares of preferred stock of the Purchaser are issued and outstanding. All of the issued and outstanding shares of CellPoint Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except for what is set forth in Schedule 5.07, the Purchaser has not granted to any Person, or issued, any option or right to acquire any shares of capital stock or any security convertible into or exchangeable for and giving a right to purchase, or subscribe for, any shares of the CellPoint Common Stock or the preferred stock of the Purchaser (including, but not limited to, convertible debt instruments and debt instruments with subscription rights for new shares).

                  SECTION 5.08 VALIDITY OF THE CELLPOINT SHARES. At the Closing Date and upon receipt by the Purchaser of the consideration recited in this Agreement, the CellPoint Shares to be issued to the Sellers pursuant to this Agreement will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all Liens, and upon issuance such CellPoint Shares will be securities of a class that are traded on the OTC Bulletin Board service operated by broker/dealers admitted to membership in the National Association of Securities Dealers, Inc.

                  SECTION 5.09 LITIGATION. Except as disclosed in the SEC Documents (as defined below) or in Schedule 5.09 hereto, (a) there is no claim, dispute, action, suit, proceeding or investigation pending or, to the best knowledge of the Purchaser threatened, against or affecting the Purchaser or the Purchaser's business or any of the Purchaser's officers, before any Governmental Authority which, if adversely determined, would, singly or in the aggregate, have a Material Adverse Effect on the Purchaser or the ability of the Purchaser to perform its obligations under this Agreement or the Transaction Documents or which would challenge the validity or propriety of the transactions contemplated hereby or thereby; (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any Governmental Authority against or materially affecting the Purchaser or the Purchaser's business; (c) the Purchaser has not violated and is not in default with respect to, any judgment, order, writ, ruling, injunction, stipulation or decree listed in Schedule 5.09; and (d) neither the Purchaser nor any of its officers has received any written or verbal inquiry from any Governmental Authority concerning the possible violation of any law, rule or regulation or any matter disclosed in Schedule
5.09 in respect of the Purchaser or the Purchaser's business. Set forth in
Schedule 5.09 is a list of all claims, actions, suits and proceedings instituted by the Purchaser.

                  SECTION 5.10 SUBSIDIARIES; JOINT VENTURES. Except as disclosed in the SEC Documents or in Schedule 5.10 hereto, the Purchaser does not have any subsidiaries nor does it own, directly or indirectly, any capital stock or equity interest in any corporation, partnership, joint venture, limited liability company or other entity.

                  SECTION 5.11 SEC REPORTS AND FINANCIAL STATEMENTS.

                  (a) The Purchaser has filed with the United States Securities and Exchange Commission (the "SEC") all forms, reports, schedules, statements and other documents required to be filed by it since March 1999 under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") (such documents as filed and, where applicable, as amended, are collectively, the "SEC Documents"). Copies of all such documents have been made available to the Sellers.

                  (b) The SEC Documents, including without limitation any financial statements or schedules included therein, at the time filed
         (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act, and the applicable rules and regulations of the SEC thereunder.

                  (c) Except as publicly disclosed by the Purchaser, the financial statements of the Purchaser, and the related notes thereto, included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulation of the SEC with respect thereto, have been prepared in accordance with U.S. GAAP, applied on a basis consistent throughout all periods presented; such statements are reconcilable to the books and records of the Purchaser, and present fairly in all material respects the financial position of the Purchaser as of the dates indicated, and the results of operations, cash flows and changes in financial position of the Purchaser for the periods, indicated, except in the case of interim financial statements, for the omission of footnotes and for year-end review adjustments which are not expected to be, singly or in the aggregate, material in amount and as are permitted by the requirements of the rules and regulations under the Exchange Act.

                  (d) The books of account and other financial records of the Purchaser have been maintained in accordance with good business practices.

                  (e) As of December 31, 1999, the Purchaser has no material liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are, in accordance with U.S. GAAP, required to be reflected or reserved in a balance sheet or the notes thereto, but which are not reflected in the SEC Documents.

                  (f) The Purchaser has not granted any guarantees or provided any other security not reflected in the SEC Documents.

                  SECTION 5.12 EMPLOYEE MATTERS.

                  (a) Schedule 5.12 sets forth (i) the name of each director and executive officer of CellPoint; (ii) each oral or written employment agreement, consulting agreement, deferred compensation agreement, covenant not to compete, confidentiality agreement or agreement with each person named in Schedule 5.12 pursuant to clause (i) hereof which agreements are not otherwise filed as an exhibit to the SEC Documents, and (iii) any collective bargaining agreement or any other contract or arrangement with any labor organization to which the Purchaser is a party or which has been requested or under discussion during the previous 24 months.

                  (b) Except as set forth in the SEC Documents or in Schedule 5.12, (i) the Purchaser is not liable for any accrued bonus compensation, vacation pay, severance pay or arrears of wages; (ii) the Purchaser has satisfactory relations with its employees in the aggregate; (iii) the Purchaser is not involved in any labor dispute, proceeding, work stoppage or disturbance, other than routine grievances which are not material; and (iv) the Purchaser has not violated in any material respect any law or regulation governing employers and the conditions of employees' employment, including those regulating wages, hours, discrimination, civil rights and employment of foreign nationals, in each of (i), (ii) and (iv), the effect of which would, singly or in the aggregate, have a Material Adverse Effect on the Purchaser.

                  (c) There is no threatened (i) claim by any current or former director, officer or employee of the Purchaser against the Purchaser, or (ii) labor or union litigation in respect of Purchaser.

                  (d) Schedule 5.12 lists every material employee benefit plan in which the Purchaser's employees are participating.

                  (e) There are no former employees of the Purchaser that have a right of re-employment by the Purchaser.

                    SECTION 5.13 TAXES. Except as set forth in the SEC Documents or as indicated on Schedule 5.13, the Purchaser has filed all Tax Returns which were required to be filed prior to the date hereof (after giving effect to all extensions of filing deadlines obtained) in respect of all Taxes and has paid all Taxes which have become due pursuant to such Tax Returns or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes which have become due has not been fully discharged, the same have been properly reflected as a liability on the Purchaser's books and records and adequate reserves therefor have been established. All such Tax Returns have been properly prepared and are complete. Except as indicated in Schedule 5.13, no extension for the filing of any such Tax Return is currently in effect. No Tax Return or Tax Return liability of the Purchaser is presently under audit or, to the best knowledge of the Purchaser, proposed to be audited. Except as indicated in Schedule 5.13, the Purchaser has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes. There are no claims pending or, to the best knowledge of the Purchaser, threatened, against the Purchaser for past due Taxes. All payments for withholding Taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any Governmental Authority in respect of the Purchaser's employment obligations, have been paid or shall be paid prior to Closing, except for payments of which the failure to pay would not, singly or in the aggregate, have a Material Adverse Effect on the Purchaser. Such amounts have been duly provided for on the books and records of the Purchaser. The Purchaser has not received any claim by a taxing authority in a jurisdiction where the Purchaser does not file a Tax Return that the Purchaser is or may be subject to Taxes assessed by such jurisdiction.

                    SECTION 5.14 MATERIAL AGREEMENTS; NO DEFAULTS.

                    (a) The material contracts attached to the SEC Documents as exhibits constitute all of the instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether oral or written, to which the Purchaser is a party or pursuant to which the Purchaser is obligated (the "CellPoint Material Agreements"). The CellPoint Material Agreements constitute all of the contracts, agreements, understandings and arrangements required for the operation of the Purchaser's business as currently conducted or which have a material effect thereon.

                    (b) Each of the CellPoint Material Agreements was entered into in the ordinary course of the Purchaser's business, is in full force and effect on the date hereof and is valid, binding and enforceable in accordance with its terms. Neither the Purchaser nor, to the Purchaser's best knowledge, any other person or entity is in breach of, or in default under, any CellPoint Material Agreement, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a breach or default by the Purchaser or, to the best knowledge of the Purchaser, any other person or entity party to a CellPoint Material Agreement. The Purchaser has not received any notice of default under any CellPoint Material Agreement, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

                    SECTION 5.15 PERMITS AND LICENSES. The Purchaser has all Authorizations which are reasonably necessary to conduct the Purchaser's business and to own, lease, use, operate and occupy the Purchaser's assets at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect the Purchaser's business. The Purchaser has not received any notice or claim pertaining to the failure to obtain any material Authorization, the failure of which to obtain would result in a Material Adverse Effect on the Purchaser, and the Purchaser does not know of any basis for such claim.

                    SECTION 5.16 COMPLIANCE WITH LAW.The Purchaser is not conducting its business or affairs in material violation of any applicable law, ordinance, rule, regulation, court or administrative order, decree or process, the effect of which would, singly or in the aggregate, have a Material Adverse Effect on the Purchaser. The Purchaser has not received any notice of violation or claimed violation of any law, ordinance, rule, regulation, order, decree, process or requirement applicable to it.

                    SECTION 5.17 INTELLECTUAL PROPERTY. The Purchaser owns or has valid and enforceable rights with respect to all the Intellectual Property that are necessary to conduct the Purchaser's business as presently conducted. The conduct of the Purchaser's business as presently conducted does not and will not infringe or misappropriate any rights held or asserted by any Person. None of the Intellectual Property is the subject of a pending or threatened action for opposition, cancellation, declaration of invalidity, unenforceability or misappropriation or like claim, action or proceeding. The Purchaser holds the Intellectual Property free and clear of all Liens, except any imposed by applicable law or regulations and any that are not material. No payments presently are, or will in the future be, required for the continued use by the Purchaser of the Intellectual Property.

                    SECTION 5.18 TANGIBLE PERSONAL PROPERTY. The Purchaser has good and marketable title to all of its tangible personal property and assets which is used in and, individually or in the aggregate with such other property, is material to the business of the Purchaser, free and clear of all Liens, except for any Permitted Tax Lien. All material items of the tangible personal property and assets owned or leased by the Purchaser are in adequate condition to conduct the Purchaser's business as now conducted or proposed to be conducted.

                    SECTION 5.19 ORDINARY COURSE. Since June 30, 1999, the Purchaser has conducted its business, maintained its assets and kept its books of account, records and files, substantially in the same manner as previously conducted, maintained or kept and solely in the ordinary course. Since June 30, 1999, the Purchaser has not incurred any material liabilities, sold or otherwise transferred any material assets, waived or cancelled any material rights or incurred any material commitments except in the ordinary course of business.

                    SECTION 5.20 NO ADVERSE CHANGES. Except as disclosed in the SEC Documents, since June 30, 1999, there has not been (a) any material adverse change in the Purchaser's business, financial condition, or assets or liabilities, as reflected in the SEC Documents, (b) any material loss sustained by the Purchaser on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has materially and adversely interfered, or may materially and adversely interfere, with the operation of the Company's business, (c) to the best knowledge of the Purchaser, any actions by a competitor (other than the Company) to the Purchaser's business which would adversely affect the financial position or market share of the Purchaser, or (d) to the best knowledge of the Purchaser, any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which materially and adversely does or would affect the results of operations or the business or financial condition of the Purchaser.

                    SECTION 5.21 INSURANCE. Set forth on Schedule 5.21 is a list of the Purchaser's material insurance polices. With respect to such insurance policies

                    (a) The Purchaser's assets and properties (whether owned or leased) are adequately insured against fire, damage and loss;

                    (b) The Purchaser maintains liability insurance of a type and in amounts customary for companies in its industry;

                    (c) The Purchaser maintains normal insurance against operational interruption.

                    (d) The insurance policies under (a) through (c) above are validly in effect and such policies will be in full force and effect for at least one month after the Closing Date.

                    All insurance premiums due have been paid by the Purchaser.

                    SECTION 5.22 INVESTMENT REPRESENTATION. The Purchaser is acquiring the Unwire Securities for its own account for investment and not with a view to the distribution thereof and the Purchaser will not effect any transfer or disposition of the Unwire Securities in violation of any applicable securities or blue sky laws or regulations, including but not limited to, the Securities Act.

                    SECTION 5.23 BROKERS. Except as set forth in Schedule 5.23, the Purchaser has not entered into and will not enter into any agreement, arrangement or understanding with any person or firm that will result in the obligation of the Purchaser to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

                    SECTION 5.24 MISCELLANEOUS. The representations and warranties made by the Purchaser in this Agreement and the statements made by or on behalf of the Purchaser in any certificate, document, exhibit or schedule furnished in connection with the transactions contemplated hereby, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations or warranties or other such statements not false or misleading.

                                  ARTICLE VI.

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

                    The obligations of the Purchaser under this Agreement are subject to the satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Purchaser, in its sole discretion:

                    SECTION 6.01 DUE PERFORMANCE; ACCURACY OF REPRESENTATIONS AND WARRANTIES.

                    (a) The Sellers shall have fully performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date;

                    (b) All representations and warranties of the Sellers set forth in this Agreement shall be true and correct in all material respects, on and as of the Closing Date, as though made on and as of the Closing Date; and

                    (c) Each Seller shall deliver a certificate certifying that the statements in paragraphs (a) and (b) are true and correct on and as of the Closing Date.

                    SECTION 6.02 REGISTRATION OF UNWIRE SHARES AND CONVERSION AND REGISTRATION OF UNWIRE CONVERTIBLE SECURITIES.

                    (a) 805,900 shares in the Company, which have been subscribed for, but which, on the date hereof, have not been distributed or recorded in the Company's share register, shall have been registered with the Swedish Patent and Registration Office, or if such shares have not been so registered as of the Closing Date, the Sellers shall deliver interim certificates evidencing such shares; and

                    (b) all of the Unwire Convertible Securities shall have been registered with the Swedish Patent and Registration Office and (with the exception of the Unwire Subscription Rights) converted into shares in the Company, and such shares shall have been registered with the Swedish Patent and Registration Office, or if such Unwire Convertible Securities have not been converted or such shares have not been so registered as of the Closing Date, the Sellers shall deliver to the Purchaser interim certificates evidencing such shares.

                    SECTION 6.03 TRANSFER OF UNWIRE SECURITIES. The Sellers shall deliver to the Purchaser Sub (i) share certificates representing the Unwire Shares (or to the extent such shares shall not have been registered with the Swedish Patent and Registration Office, interim certificates evidencing such Unwire Shares), and (ii) all subscription rights certificates, debt instruments and certificates evidencing the Unwire Convertible Securities, and to the extent the Unwire Convertible Securities have been converted into shares and such shares have been registered with the Swedish Patent and Registration Office, share certificates representing such shares, or, if such shares have not been registered, interim certificates evidencing such shares, in each case duly endorsed in blank or accompanied by duly executed instruments of transfer in blank, if applicable, together with all necessary documentary or stock transfer stamps affixed and accompanied by such other assignments, certificates of authority, consents to transfer instruments and evidence of title to the Unwire Securities as may be reasonably requested by counsel to the Purchaser in order that all right, title and interest in and to such securities pass to the Purchaser from the Sellers free and clear of all Liens. In addition, the Sellers shall deliver to the Purchaser the share register of the Company setting forth that the Purchaser is the registered owner of the Unwire Shares and the shares in the Company to be issued and registered because of the conversion into shares of the Unwire Convertible Securities (other than the Unwire Subscription Rights). Further, the Sellers shall deliver to the Purchaser such statement from an accountant as is referred to in Chapter 5, Section 14, second paragraph of the Swedish Companies Act (1975:1385).

                    SECTION 6.04 TRANSACTION DOCUMENTS.

                    (a) The other Transaction Documents to which each Seller is a party shall have been executed and delivered to the Purchaser.

                    (b) The Escrow Shares shall have been deposited with the Escrow Agent and the Escrow Agent shall have acknowledged receipt thereof.

                    SECTION 6.05 CORPORATE DOCUMENTS. The Sellers shall have delivered or caused to be delivered to the Purchaser:

                    (a) a copy of the Articles of Association of the Company, as amended through the Closing Date, certified by the president of the Company;

                    (b) certificates of the Secretary or Assistant Secretary, or such other authorized officer, of each Seller (other than a Seller who is an individual) including (i) duly enacted resolutions of such Seller's board of directors or other necessary corporate actions approving this Agreement and the transactions contemplated hereby and authorizing officers of such Seller to execute and deliver instruments required to be delivered hereunder as a condition precedent to the Closing, (ii) the Articles of Association and By-Laws of such Seller, and (iii) specimen signatures of the officers of such Seller authorized to sign such instruments if necessary to determine whether the Agreement has been properly executed and authorized by such Seller;

                    SECTION 6.06 NO CLAIMS. No claim, action, suit, investigation or proceeding shall be pending or threatened against any of the parties hereto or any of their respective Affiliates which, if adversely determined, would (a) prevent or hinder consummation of the transactions contemplated by this Agreement, the Transaction Documents or any of the agreements attached hereto as Exhibits, (b) result in the payment by the Company or the Purchaser of substantial damages as a result of the transactions contemplated hereby, (c) materially and adversely affect the Company's business, or (d) materially affect the Purchaser's rights with respect to the Unwire Securities subsequent to the Closing Date. No party to this Agreement shall have received written notice from any court or other Governmental Authority of its intention to institute any action or proceeding to restrain, enjoin, nullify or render ineffective this Agreement or any of the agreements attached hereto as Exhibits or the transactions contemplated hereby or thereby, if consummated.

                    SECTION 6.07 AUTHORIZATIONS. The Purchaser shall have received all Authorizations of all relevant Governmental Authorities required in connection with the consummation of the transactions contemplated hereby or to preserve the Company's and the Subsidiary's business and the Company's and the Subsidiary's rights under any material agreements, without the imposition of any materially burdensome expense, conditions or restrictions, and all of which shall be in full force and effect on the Closing Date.

                    SECTION 6.08 RESIGNATION OF DIRECTORS. Concurrently with the Closing, the Sellers shall, to the extent required by the Purchaser, deliver to the Purchaser, effective written resignation letters of the directors and deputy directors, if any, and the President of the Company and the Subsidiary, respectively, containing in each case a confirmation that such directors, deputy directors and President have no claim of whatever nature against the Company or the Subsidiary, as the case may be.

                    SECTION 6.09 SATISFACTION OF COUNSEL. All actions, proceedings, instruments, documents and other relevant legal matters in connection with the transactions contemplated by this Agreement or any of the agreements attached hereto as Exhibits, shall be reasonably satisfactory in all respects to counsel for the Purchaser, including, without limitation, that this Agreement has been duly authorized and executed by each Seller.

                                  ARTICLE VII.

                    CONDITIONS TO OBLIGATIONS OF THE SELLERS

                    The obligations of the Sellers under this Agreement are subject to the satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by all of the Sellers in their sole discretion:

                    SECTION 7.01 DUE PERFORMANCE; ACCURACY OF REPRESENTATIONS AND WARRANTIES.

                    (a) The Purchaser shall have fully performed and complied in all material respects with all of their respective agreements and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                    (b) All representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all material respects, on and as of the Closing Date as though made on and as of the Closing Date.

                    (c) The Sellers shall have received a certificate certifying that the statements in paragraphs (a) and (b) above are correct, executed by the officers of the Purchaser.

                    SECTION 7.02 CONSIDERATION. The Purchaser shall deliver to the Sellers the CellPoint Shares registered in such names and in such amounts as are set forth on Schedule I attached hereto, except to the extent that a portion of the CellPoint Shares shall be delivered to the Escrow Agent pursuant to
Section 2.03 hereof and the Escrow Agreement.

                    SECTION 7.03 TRANSACTION DOCUMENTS.

                    (a) The other Transaction Documents shall have been executed and delivered to the Sellers.

                    (b) The Escrow Shares shall have been deposited with the Escrow Agent and the Escrow Agent shall have acknowledged receipt thereof.

                    SECTION 7.04 CORPORATE DOCUMENTS. The Purchaser shall have delivered or caused to be delivered to the Sellers:

                    (a) a copy of the Purchaser's Articles of Incorporation, as amended through the Closing Date, and certified by the Secretary of the Purchaser;

                    (b) a copy of the Articles of Association of the Purchaser Sub, as amended through the Closing Date, and certified by the secretary of the Purchaser Sub;

                    (c) certificates of the Secretary or Assistant Secretary, or such other authorized officer, of CellPoint including (i) duly enacted resolutions of CellPoint's board of directors approving this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, and authorizing the officers of CellPoint to execute and deliver instruments required to be delivered hereunder and thereunder as a condition precedent to the Closing, and
          (ii) specimen signatures of the officers of CellPoint authorized to sign such instruments; and

                    (d) certificates of the Secretary or Assistant Secretary, or such other authorized officer, of the Purchaser Sub including (i) duly enacted resolutions of the Purchaser Sub's board of directors approving this Agreement and the transactions contemplated hereby and authorizing the officers of the Purchaser Sub to execute and deliver instruments required to be delivered hereunder as a condition precedent to the Closing, and (ii) specimen signatures of the officers of the Purchaser Sub authorized to sign such instruments

                    SECTION 7.05 NO CLAIMS. No claim, action, suit, investigation or proceeding shall be pending or threatened against any of the parties hereto or any of their respective Affiliates which, if adversely determined, would (a) prevent or hinder consummation of the transactions contemplated by this Agreement, the other Transaction Documents or any of the agreements attached hereto as Exhibits, (b) result in the payment by the Sellers of substantial damages (other than Taxes) as a result of the transactions contemplated hereby, or (c) would otherwise have a Material Adverse Effect on the Purchaser. No party to this Agreement shall have received written notice from any court or other Governmental Authority of its intention to institute any action or proceeding to restrain, enjoin, nullify or render ineffective this Agreement, the other Transaction Documents or any of the agreements attached hereto as Exhibits or the transactions contemplated hereby or thereby, if consummated.

                    SECTION 7.06 CONSENTS AND GOVERNMENTAL APPROVALS. The Sellers shall have received all Authorizations of all relevant Governmental Authorities, required in connection with the consummation of the transactions contemplated hereby and by the other Transaction Documents, all of which shall be in full force and effect on the Closing Date.

                    SECTION 7.07 OPINION OF COUNSEL. The Sellers shall have received an opinion of Salans Hertzfeld Heilbronn Christy & Viener, counsel for the Purchaser, with respect to the due authorization, issuance and validity of the CellPoint Shares.

                    SECTION 7.08 SATISFACTION OF COUNSEL. All actions, proceedings, instruments, documents and other relevant legal matters in connection with the transactions contemplated by this Agreement or any of the agreements attached hereto as Exhibits, shall be reasonably satisfactory in all respects to counsel for the Sellers.

                                 ARTICLE VIII.

          CONDUCT OF BUSINESS OF THE COMPANY PRIOR TO THE CLOSING DATE

                    SECTION 8.01 CONDUCT OF BUSINESS.

                    (a) Between the date of this Agreement and the Closing Date, the Sellers shall use their best efforts to cause the Company to preserve substantially intact the Company's business organization, keep available the services of the Company's present officers and employees involved in the Company's business and preserve the Company's present relationships with persons having significant business relations therewith and shall conduct the Company's business only in the ordinary course, except as otherwise contemplated hereby or disclosed in the Schedules attached to this Agreement. Without limiting the generality of the foregoing, the Sellers shall not without the prior written consent of the Purchaser, except as specifically required by this Agreement, permit the Company or the Subsidiary to (i) issue or commit to issue any securities or interests convertible into or exchangeable for securities of the Company or the Subsidiary

          (including convertible debt instruments and debt instruments with subscription rights for new shares), except as contemplated by Section
          6.02 hereof, (ii) grant or commit to grant any options, warrants or other rights to subscribe for or purchase or otherwise acquire any securities of the Company or the Subsidiary, (iii) declare, set aside, or pay any dividend or make any distribution with respect to shares in the Company, (iv) directly or indirectly redeem, purchase or otherwise acquire or commit to acquire any capital stock or other ownership interest of any person, (v) effect a split or reclassification of its membership interests, (vi) amend its Articles of Association or other governing instrument, (vii) borrow or agree to borrow any funds, except in the ordinary course of business or repay any Indebtedness except scheduled installments which become due in the ordinary course of business, (viii) waive or commit to waive any rights of substantial value or grant any discount or allowance with respect to any of its receivables or agree to make any allowances to, any customer, except in accordance with the Company's standard allowance policies, (ix) sell, exchange, or otherwise dispose of, or cause or suffer the sale, exchange or other disposition of any significant part of its assets, except in the ordinary course of business, (x) mortgage, pledge or subject (or suffer to be subjected) any of its assets to any Lien, other than immaterial Liens which are contested by the Company, (xi) create any receivable (including, without limitation, accounts receivable, notes, advances and receivables due from Affiliates) except in BONA FIDE transactions in the ordinary course of business,
          (xii) acquire (by purchase of assets or stock, merger, consolidation or otherwise) or sell, transfer or otherwise dispose of, any assets in excess of an aggregate amount of US$50,000, or cancel any debts or claims in excess of such aggregate amount, except in the ordinary course of business, (xiii) sell, assign, license or transfer any right, title or interest in or to any Intellectual Property, (xiv) grant any general increase in wage or salary rates or in benefits for its employees, or grant any increase in salary or in benefits to any employee employed by it and earning more than US$50,000 per year, except pursuant to its established policies and practices, or adopt or modify (except to the extent required by law) any bonus, pension, profit-sharing or other compensation plan, or grant any bonus to any person, (xv) make any material change in the accounting methods or practices currently employed by the Company, (xvi) manage the Company's working capital other than in the ordinary course or (xvii) modify the Company's insurance coverage.

                    (b) Between the date of this Agreement and the Closing Date, the Sellers shall cause the Company to pay on a timely basis its accounts payable, trade obligations and other liabilities as such obligations become due without extension or waiver.

                    SECTION 8.02 PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES.

                    (a) Between the date of this Agreement and the Closing Date, the Sellers shall refrain from taking, and shall cause the Company or the Subsidiary to refrain from taking, without the prior written consent of the Purchaser, any action which would render any of the representations or warranties made by the Sellers in this Agreement and the other Transaction Documents materially inaccurate as of the Closing Date. The Sellers shall notify the Purchaser promptly of the occurrence of any matter, event or change in circumstances after the date hereof that would have been required to be disclosed in the

          Schedules to this Agreement if it had occurred prior to the date hereof, but such notification shall not affect any of the Purchaser's rights under this Agreement.

                    (b) Between the date of this Agreement and the Closing Date, the Purchaser shall refrain from taking, without the prior written consent of the Sellers, any action which would render any of the representations or warranties made by the Purchaser in this Agreement and the other Transaction Documents materially inaccurate as of the Closing Date. The Purchaser shall notify the Sellers promptly of the occurrence of any matter, event or change in circumstances after the date hereof that would have been required to be disclosed in the Schedules to this Agreement if it had occurred prior to the date hereof, but such notification shall not affect any of the Sellers' rights under this Agreement.

                    SECTION 8.03 CONSENTS AND WAIVERS. The parties hereto shall cooperate with each other and use best efforts to obtain all consents and waivers to the transactions contemplated hereby and by the other Transaction Documents required under all agreements, mortgages, indentures, contracts, licenses, franchises, permits, leases or other instruments, the withholding of which consents or waivers would have a Material Adverse Effect on the Company or the Purchaser, as the case may be.

                    SECTION 8.04 NO OTHER NEGOTIATIONS. Between the date of this Agreement and the Closing Date or the earlier termination of this Agreement, the Sellers shall not, and shall not permit any of the officers, directors or representatives of the Company to, directly or indirectly, encourage, solicit, initiate, conduct or continue discussions with, or provide information to, any entity or Person other than the Purchaser and its representatives concerning the sale of the Unwire Securities, the Company's business or assets or any portion thereof. This Section 8.04 shall not prevent the Company from taking the actions set forth in (and subject to the provisions of) Section 8.01.

                                  ARTICLE IX.

                      ADDITIONAL AGREEMENTS OF THE SELLERS

                    SECTION 9.01 NON-COMPETITION. Each of the Sellers agrees that, for a period of one (1) year following the Closing, it shall not commence any business or acquire an interest in any business which is competitive with the business of the Company as conducted for the two (2) years preceding the Closing; PROVIDED, HOWEVER, that, the foregoing restriction shall not prohibit a Seller from (a) investing in securities of any entity, solely for investment purposes and without participating in the business thereof, if (i) such securities are traded on any national securities exchange or the National Association of Securities Dealers, Inc. Automated Quotation System, (ii) such Seller is not a controlling person of, or a member of a group which controls, such entity and (iii) such Seller does not, directly or indirectly, own 5% or more of any class of securities of such entity, and (b) investing in venture capital funds that have interests in a business that is competitive with the Company, solely for investment purposes so long as such Seller is not a controlling person or manager of, or a member of a group which controls or manages, such entity; provided further however that, the foregoing restriction shall not prohibit any Seller from investing in the area of mobile telephony in circumstances where the principal business of the company in which such investment is made is not in the global positioning business.

                    SECTION 9.02 RESTRICTIONS ON TRANSFER. The Sellers shall not sell, transfer, pledge, hypothecate or otherwise dispose of the CellPoint Shares, except:

                    (a) in connection with the distribution of the CellPoint Shares in accordance with the Escrow Agreement and Article X hereof; or

                    (b) pursuant to an effective registration statement on the appropriate form filed by the Purchaser under the Securities Act, and any applicable state securities laws covering the proposed transfer, or if the Purchaser has been furnished with an opinion of United States counsel satisfactory to the Purchaser, to the effect that such transfer is exempt from the registration provisions of the Securities Act and any applicable state securities laws.

                    SECTION 9.03 REGISTRATION OF UNWIRE SECURITIES; WAIVER OF CLAIMS REGARDING UNWIRE SECURITIES.

                    (a) The Sellers covenant and agree that they will file with the Swedish Patent and Registration Office prior to the Closing all possible and necessary applications for registration of the Unwire Shares and the Unwire Convertible Securities which have not previously been so registered.

                    (b) The Sellers have disclosed to the Purchaser that the issue of 805,900 shares in the Company as well as the issue of the Unwire Convertible Securities and the conversion thereof to shares in the Company have not yet been registered with the Swedish Patent and Registration Office. Each Seller hereby covenants and agrees that it will not challenge or raise any objections to such registrations and conversion to shares in the Company and that it will cause the Company to pursue such registration as promptly as practicable.

                    (c) Each Seller hereby transfers to the Purchaser, and such Seller hereby otherwise waives, any claim it now has or may in the future have against the Company for a repayment of its capital contributions to the Company and any other claims it may have with respect to:

                         (i) the subscription and payment for unregistered
                    Unwire Shares to the extent that any such claim exists or may hereafter arise as a result of the failure of such Unwire Shares to be registered with the Swedish Patent and Registration Office for any reason whatsoever; and

                         (ii) the subscription and payment for Unwire
                    Convertible Securities to the extent that such claim exists or may hereafter arise as a result of the failure of such Unwire Convertible Securities to be registered with the Swedish Patent and Registration Office or converted into shares in the Company, and if so converted or exchanged, the failure of such shares in the Company to be registered with the Swedish Patent and Registration Office for any reason whatsoever.

The agreements of the Sellers contained in this Section 9.03 shall survive the Closing until such time as all of the Unwire Shares have been registered with the Swedish Patent and Registration Office and all of the Unwire Convertible Securities have been converted into shares in the Company and such shares have been registered with the Swedish Patent and Registration Office.

                                   ARTICLE X.

                                 INDEMNIFICATION

               SECTION 10.01 INDEMNIFICATION OBLIGATIONS OF THE PARTIES.

               (a) Subject to Section 10.05, each of the Sellers, severally and not jointly, agrees to defend, indemnify and hold harmless the Purchaser (which for the purposes of this Section 10.01(a) shall include the Purchaser's respective affiliates, directors, officers, employees, agents, advisors and representatives) from and against, and to reimburse the Purchaser with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements ("Losses"), asserted against or incurred by the Purchaser by reason of, arising out of, or in connection with:

                    (i) any breach of any representation, warranty, covenant or agreement contained in this Agreement made by the Sellers or in any document or certificate delivered by the Sellers to the Purchaser pursuant to the provisions of this Agreement;

                    (ii) any claim, demand, action, suit, proceeding or
               investigation involving the Company arising at any time and not disclosed in the Schedules to this Agreement relating to a state of facts, action or omission to act arising on or prior to the Closing Date or the allegation by any third party of the existence of any state of facts which, if existing, would constitute a breach of any representation or warranty referred to in clause (i) of this Section 10.01(a);

                    (iii) the failure of any Unwire Shares, the Unwire
               Convertible Securities or shares in the Company issuable upon exercise or conversion of the Unwire Convertible Securities to be registered with the Swedish Patent and Registration Office;

                    (iv) any Taxes incurred by the Company or the Sellers which arise as a result of or in connection with the transactions contemplated hereby (including, without limitation, any federal, state, local or foreign documentary, transfer or other Taxes which are required to be paid in connection with the sale, transfer, exchange, conveyance, assignment and delivery of the Unwire Securities to the Purchaser hereunder); and

                    (v) any damages or claims by or on behalf of MobilSafe pursuant to the agreement between the Company and MobilSafe, which damages or claims become payable as a result of a change in control of the Company (as such term is used in such MobilSafe agreement).

               (b) Subject to Section 10.05, the Purchaser agrees to defend, indemnify and hold harmless the Sellers (which for the purposes of this Section 10.01(b) shall include the Sellers' respective affiliates, directors, officers, employees, agents, advisors and representatives) from and against, and to reimburse the Sellers with respect to, all Losses, asserted against or incurred by the Sellers by reason of, arising out of, or in connection with:

                    (i) any breach of any representation, warranty, covenant or agreement contained in this Agreement made by the Purchaser or in any document or certificate delivered by the Purchaser to the Sellers pursuant to the provisions of this Agreement; and

                    (ii) any claim, demand, action, suit, proceeding or
               investigation involving the Purchaser arising at any time and not disclosed in the Schedules to this Agreement relating to a state of facts, action or omission to act arising on or prior to the Closing Date or the allegation by any third party of the existence of any state of facts which, if existing, would constitute a breach of any representation or warranty referred to in clause (i) of this Section 10.01(b)

               (c) Notwithstanding anything to the contrary in this Article X, no indemnified party shall be entitled to recover any payments or contributions pursuant to this Section 10.01 unless and until the aggregate amount of the Losses to the Purchaser, on the one hand, or the Sellers collectively, on the other hand, from all claims finally determined to arise under this Article X, exceeds U.S.$60,000 (the "DEDUCTIBLE"), in which event the entire Loss will be payable by the indemnifying party in accordance with the terms hereof.
          Furthermore, except as hereinafter provided, the maximum payment or contribution recoverable by an indemnified party pursuant to this
          Article X will not, in the aggregate, exceed the aggregate Agreed Value of 107,500 CellPoint Shares. Notwithstanding the foregoing, (i) no Deductible shall apply to any Losses arising out of the circumstances described in Sections 10.01(a)(iii) or 10.01(a)(v) hereof; and (ii) any Losses arising out of the circumstances described in Section 10.01(a)(v) shall be subject to a maximum indemnification by the Sellers of SEK3 million.

               (d) In addition, Unium AB, Kaj Gellberg, Bertil Soderberg, and Lykke Olesen, severally and not jointly, agree to defend, indemnify and hold harmless the Purchaser (which for the purposes of this Section 10.01(d) shall include the Purchaser's respective affiliates, directors, officers, employees, agents, advisors and representatives) from and against, and to reimburse the Purchaser with respect to, any Losses arising out of claims by the former shareholders of SGS Systems AB, as more fully described in Schedules 3.05 and 4.05 hereto. The indemnification obligations of Unium AB, Kaj Gellberg, Bertil Soderberg, and Lykke Olesen pursuant to this paragraph (d) shall not be subject to any Deductible or any limit on the maximum indemnification set forth in Section 10.01(c).

               SECTION 10.02 INDEMNIFICATION PROCEDURE.

               (a) In the case of a claim pursuant to Section 10.01, the indemnified party shall give notice to the indemnifying party and the Escrow Agent as promptly as practicable of (i) the allegation by it of any breach or failure referred to in Section 10.01(a)(i) or (b)(i), as applicable, setting forth to the extent known the amount of indemnification claimed, (ii) the allegation by any third party of the existence of any matter or state of facts referred to in Section 10.01(a)(ii) or (b)(ii), as applicable, or (iii) the incurrence of any Losses referred to in Section 10.01(a)(iii) or any Taxes referred to in Section 10.01(a)(iv); PROVIDED that the rights of the indemnified party shall not be affected by any delay in providing such notice except to the extent that the indemnifying party is actually prejudiced thereby.

               (b) Upon receipt of notice pursuant to Section 10.02(a), the indemnifying party shall have 10 days in which to dispute the claim asserted by sending written notice thereof to the indemnified party (a "Dispute Notice") and to the Escrow Agent. The indemnifying party shall not be entitled to dispute a claim based on a final judgment or order of a court of competent jurisdiction. If no Dispute Notice is received prior to the expiration of the 10-day period, the indemnified party shall be entitled to receive full payment of the amount of the claim. If a Dispute Notice is received prior to the expiration of the 10-day period, the parties shall negotiate in good faith to resolve the dispute. If the parties are unable to resolve the dispute within 30 days of the receipt of the Dispute Notice, the dispute shall be submitted to arbitration. Such arbitration shall be conducted in accordance with Section 11.07.

               (c) All payments and contributions to be made by an indemnifying party to an indemnified party pursuant to this Article X shall be made by delivery of shares of CellPoint Common Stock, equal to the determined United Stated Dollar amount of the applicable Loss divided by the Agreed Value.

               (d) All notices to the Escrow Agent shall be sent as set forth in the Escrow Agreement.

               (e) The Swedish Sale of Goods Act (1990:931) shall not apply to this Agreement and the other Transaction Documents.

               SECTION 10.03 APPLICATION OF ESCROW SHARES. The Purchaser and the Sellers agree that:

               (a) the Escrow Shares shall be deposited with the Escrow Agent as required by Section 2.03(b);

               (b) subject to Section 10.01(c), for claims under this Article X asserted by either party during the first twelve months following the Closing Date, the Purchaser shall have recourse first to the Seller Escrow Shares and the Sellers shall have recourse first to the Purchaser Escrow Shares to satisfy any payments or contributions to be paid by the indemnifying party pursuant to this Article X;

               (c) subject to Section 10.01(c), after the respective Escrow Shares have been used to satisfy any payment or contribution obligations by the indemnifying party pursuant to this Article X, the indemnified party shall have recourse to all available remedies under this Agreement, at law or in equity to satisfy payments or contributions to be paid by the indemnifying party under this Article X; and

               (d) if no claims have been asserted by the Purchaser prior to the end of twelve months from the Closing Date, then the Seller Escrow Shares shall be released by the Escrow Agent to the Seller, and if no claims have been asserted by the Seller prior to the end of twelve months from the Closing date, then the Purchaser Escrow Shares shall be returned to the Purchaser for cancellation.

               SECTION 10.04 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties and statements made by the Sellers and the Purchaser in this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing Date and for a period of one year from the Closing Date, and in each case shall be unaffected by any investigation made by or on behalf of any party hereto, by knowledge obtained as a result thereof or otherwise or by any notice of breach of, or failure to perform under, this Agreement which is not effectively waived in accordance herewith; PROVIDED, HOWEVER, that to the extent that Dispute Notice with respect to a breach of a representation or warranty has been given prior to the end of the one-year period, such representation or warranty shall survive to the extent of the Dispute Notice only, until the matters set forth in the Dispute Notice are resolved; and PROVIDED FURTHER, that the representations and warranties contained in (a) Sections 3.01, 3.02, 3.03 and 3.04 by the Sellers in respect of themselves, (b) Sections 4.01, 4.02, 4.03 and 4.04 by the Sellers in respect of the Company, and (c) Sections 5.01, 5.02, 5.0.3, 5.04, 5.05, 5.06, 5.07 and 5.08
by the Purchaser in respect of the Purchaser, in each case will survive indefinitely; and PROVIDED FURTHER, that the representations and warranties contained in (x) Section 4.09 by the Sellers in respect of the Company, and (y)
Section 5.13 by the Purchaser in respect of the Purchaser will survive until such time as the applicable statute of limitations for such matters expires. Notwithstanding the foregoing, to the extent that any breach of a representation or warranty contained in this Agreement would reasonably be expected to discovered in an audit of the financial statements of CellPoint containing combined operations of CellPoint and the Company for the fiscal year in which the Closing occurs, such representations and warranties shall survive until the date CellPoint's independent certified public accountants issue their final report and opinion on such audit.

                                  ARTICLE XI.

                                  MISCELLANEOUS

               SECTION 11.01 EXPENSES. Each of the parties hereto shall bear and pay all costs, expenses and fees incurred by it on its behalf incident to the preparation, execution and delivery of this Agreement, the other Transaction Documents, any agreements contemplated hereby, including those attached as Exhibits and Schedules hereto, and the performance of such party's obligations hereunder or thereunder, whether or not the transactions contemplated by this Agreement and the other Transaction Documents are consummated, including, without limitation, any broker's or finder's fees, costs incident to the transfer of any securities and the fees and disbursements of attorneys, accountants and consultants (including investment banking advisors) employed by such party,

               SECTION 11.02 FURTHER ASSURANCES. From time to time after the date of this Agreement, each of the parties hereto, at the request of the other, and without further consideration, shall execute and deliver such further documents or instruments and shall take such other actions as the requesting party may reasonably request in order to effect complete consummation of the transactions contemplated by this Agreement.

               SECTION 11.03 NOTICES. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, sent by facsimile with acknowledged receipt or recognized courier service with acknowledged receipt, or five (5) days after being mailed by prepaid registered or certified mail addressed to, the party for whom intended, as follows, or to such other address as may be furnished by such party by notice in the manner provided herein:

               (a)  If to the Sellers:

               To their respective addresses set forth
               on Schedule I attached hereto:

                     with a copy to:

                     Clifford Chance Limited Liability Partnership 200 Aldersgate Street
                     London EC1A 4JJ
                     United Kingdom
                     Attention:  Olof Clausson, Esq.
                     Fax: 44 171 600-5555

               (b)  If to CellPoint or the Purchaser Sub:

                     CellPoint Inc.
                     Sofielundsvagen 4
                     Sollentuna S 191 47
                     Sweden
                     Fax:  468-544-90005
                      with a copy to:

                      Salans Hertzfeld Heilbronn Christy & Viener
                      620 Fifth Avenue
                      New York, New York 10020
                      United States
                      Attention:  Steven R. Berger, Esq.
                      Fax: (212) 307-3308 or (212) 632-5555

               SECTION 11.04 ENTIRE AGREEMENT. This Agreement, together with the Schedules and Exhibits hereto, the other Transaction Documents and the instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

               SECTION 11.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of all the other parties, which consent shall not be unreasonably withheld.

               SECTION 11.06 GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of Sweden; PROVIDED, HOWEVER, that (a) any issues under this Agreement related to the CellPoint Shares which is required by the Nevada Revised Statutes to be governed by the laws of the State of Nevada shall be so governed by and construed in accordance with the laws of the State of Nevada, and (b) any issues under this Agreement relating to the offer, registration, sale or resale of the CellPoint Shares shall also be governed by and construed in accordance with the United States Federal and state securities laws.

               SECTION 11.07 ARBITRATION; SPECIFIC PERFOMANCE.

               (a) Any dispute, controversy or claim arising out of or in connection with this Agreement or the breach, termination or invalidity hereof, shall be exclusively and finally settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce. The arbitral tribunal shall be composed of three arbitrators. The place of arbitration shall be Stockholm, Sweden. The arbitration procedures shall be held in the English language.

               (b) Subject to the provisions of Section 11.07(a), each party to this Agreement agrees the remedy at law, including monetary damages, for breach of such party's covenants, agreements or obligations hereunder, may be inadequate compensation for any loss, and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which any party would otherwise have pursuant to any Transaction Document, at law, in equity, by statute or otherwise.

               SECTION 11.08 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               SECTION 11.09 CONSTRUCTION. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections, Schedules and Exhibits are to the articles, sections, schedules and exhibits, respectively, of this Agreement. The Schedules and all Exhibits to this Agreement are hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates. Each of the parties hereto has been represented by counsel and the language set forth herein reflects the intentions of the parties hereto. Accordingly, none of the language shall be construed adversely to a party because such party drafted the language.

               SECTION 11.10 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

               SECTION 11.11 PUBLIC ANNOUNCEMENT. The Sellers, the Company and the Purchaser agree to cooperate in making any public announcement of the transactions contemplated by this Agreement and that any such public announcement shall require the prior approval of both the Purchaser and a majority of the Sellers, subject to the Purchaser's obligations under the United States federal securities laws to make such announcements and filings at the times and in the manner deemed by the Purchaser to be appropriate for its compliance with such securities laws.

               SECTION 11.12 ASSIGNMENT. The Purchaser may, by written notice to the Sellers prior to the Closing, assign its rights to purchase the Unwire Securities to a wholly-owned subsidiary or subsidiaries of the Purchaser for purposes of its strategic, financial and tax planning, but no such assignment shall relieve the Purchaser of its obligations hereunder, including without limitation, the obligations to issue the CellPoint Shares, the representations and warranties of the Purchaser contained herein and the indemnification obligations of the Purchaser pursuant to Article X hereof.

               SECTION 11.13 NO THIRD PARTY BENEFICIARIES. Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

               IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.


           THE PURCHASER:

           Address:                           CELLPOINT INC.
           Sofielundsvagen 4
           S 191 47 Sollentuna
           Sweden                             By /s/ Peter Henricsson
                                                 --------------------
                                                Peter Henricsson, President

           Address:                           CELLPOINT SWEDISH HOLDINGS LTD.
           Sofielundsvagen 4
           S 191 47 Sollentuna
           Sweden                             By /s/ Peter Henricsson
                                                 --------------------
                                                Peter Henricsson, President

           THE SELLERS:
           Address:                           PROCURITAS INVESTMENT PARTNERS
                                              (PIP) BV

           Skeppsbron20
           111 30 Stockholm
           Sweden                             By /s/ Mats Hugoson
                                                --------------------
                                                Name: Mats Hugoson

           Address:                           NORRA BROFASTET I SUNDSVALL AB

           Karlavagen 50
           1114 49 Stockholm
           Sweden                             By /s/ Per Borjesson
                                                -------------------
                                                Name: Per Borjesson

           Address:                           ERASMUS MANAGEMENT AB
           Sabelgatan 6
           254 67 Helsingborg
           Sweden                             By /s/ Mikael Solberg
                                                -------------------
                                                Name: Mikael Solberg

           Address:                           FORETAGSPARTNER IBP INVEST AB
           Karlavagen 50
           114 49 Stockholm
           Sweden                             By /s/ Per Borjesson
                                                -------------------
                                                Name: Per Borjesson

           Address:                           KARL STOCKMAN AB
           Norra Klaragatan 15
           653 40 Karlstad
           Sweden                             By /s/ Per Lundberg
                                                -----------------
                                                Name: Per Lundberg

           Address:                           LEDSTIERNAN INVESTMENT LTD.
           c/o CBS, Rue Du Criblet 9
           C.P. 210, CH-1701 Fribourg
           Switzerland

                                              By /s/ Per Lundberg
                                                -----------------
                                                Name: Per Lundberg

           Address:                           THOMAS ROSEN
           Rosendalsterassen 9
           115 21 Stockholm
           Sweden                             By /s/ Per Lundberg
                                                -----------------
                                                Name: Per Lundberg

           Address:                           LEDSTIERNAN KAPITALFORVALTNING AB
           Birger Jarlsgatan 14
           114 34 Stockholm
           Sweden                             By /s/ Per Lundberg
                                                -----------------
                                                Name: Per Lundberg

           Address:                           LEDSTIERNAN BUSINESS
           Kevingestrand 35                   DEVELOPMENT LTD
           182 57 Danderyd
           Sweden                             By /s/ Per Lundberg
                                                -----------------
                                                Name: Per Lundberg

           Address:                           LEDSTIERNAN BV
           Box 75215
           1070AE Amsterdam
           Holland                            By /s/ Per Lundberg
                                                -----------------
                                                Name: Per Lundberg

           Address:                           AB BASEN
           Normasgard
           139 50 Varmdo
           Sweden                             By /s/ Per Lundberg
                                                -----------------
                                                Name: Per Lundberg

           Address:
           9 Skeppargatan 80 2 lr
           114 59 Stockholm
           Sweden                             /s/ Per Lundberg
                                                 -------------
                                              PER LUNDBERG

           Address:                           JAKOB LUNDBERG
           Hornsgatan 80
           118 21 Stockholm
           Sweden                             By /s/ Per Lundberg
                                                -----------------
                                                Attorney-in-fact

           Address:                           ANNA DAHLIN
           Vasavagen 20
           133 38 Stockholm
           Sweden                             By /s/ Per Lundberg
                                                -----------------
                                                Attorney-in-fact

           Address:                           SARA LUNDBERG
           Tavastgatan 48
           118 24 Stockholm
           Sweden                             By /s/ Per Lundberg
                                                -----------------
                                                Attorney-in-fact

           Address:                           KRISTER STROMBOM
           Eknasvagen 37
           132 44 Saltsjo Boo
           Sweden                             By /s/ Per Lundberg
                                                -----------------
                                                Attorney-in-fact

           Address:
           Fasanvagen 28
           192 55 Sollentuna
           Sweden                              /s/ Per Jundin
                                              ---------------
                                               PER JUNDIN

           Address:                           PETER JUNDIN
           Fasanvagen 28
           192 55 Sollentuna
           Sweden                             By /s/ Per Jundin
                                                ---------------
                                                Attorney-in-fact

           Address:                           CHRISTOPHER JUNDIN
           Fasanvagen 28
           192 55 Sollentuna
           Sweden                             By /s/ Per Jundin
                                                ---------------
                                                Attorney-in-fact

           Address:                           KENT JOHANSSON
           Lotsjovagen 73
           174 52 Sundbyberg
           Sweden                             By /s/ Per Jundin
                                                ---------------
                                                Attorney-in-fact

           Address:                           UNIUM AB
           Lotsgatan 4
           374 35 Karlshamn
           Sweden                             By /s/ Michael Wallon
                                                -------------------
                                                Name:  Michael Wallon

           Address:
           Soldatvagen 12c
           192 73 Sollentuna                  /s/ Michael Wallon
           Sweden                                ---------------
                                              MICHAEL WALLON

           Address:                           THOMAS HOGLUND
           Lotsgatan 4
           374 35 Karlshamn
           Sweden                             By /s/ Michael Wallon
                                                -------------------
                                                Attorney-in-fact

           Address:                           KAJ GELLBERG
           Eriksfaltsgatan 31
           214 55 Malmo
           Sweden                             By /s/ Michael Wallon
                                                -------------------
                                                Attorney-in-fact

           Address:                           ORJAN SODERBERG
           Kungsladugardsgatan 14b
           414 69 Goteborg
           Sweden                             By /s/ Michael Wallon
                                                -------------------
                                                Attorney-in-fact

           Address:                           BERTIL SODERBERG
           Rogestavagen 3
           139 36 Varmdo
           Sweden                             By /s/ Michael Wallon
                                                -------------------
                                                Attorney-in-fact



           Address:                           LYKKE OLESEN
           Granvagen 4
           130 40 Djurhamn
           Sweden                             By /s/ Michael Wallon
                                                -------------------
                                                Attorney-in-fact

           Address:                           KERSTIN OLESEN
           Granvagen 4
           130 40 Djurhamn
           Sweden                             By /s/ Michael Wallon
                                                -------------------
                                                Attorney-in-fact

           Address:                           MATS LJUNG
           Venusvagen 10
           132 44 Saltsjo Boo
           Sweden                             By /s/ Michael Wallon
                                                -------------------
                                                Attorney-in-fact

           Address:                           ROGER CARLSSON
           Rodkhakevagen 55
           147 70 Grodinge
           Sweden                             By /s/ Michael Wallon
                                                -------------------
                                                Attorney-in-fact

           Address:                           OLOF STENHAMMAR
           Normasgard
           139 50 Varmdo
           Sweden                             By /s/ Per Lundberg
                                                -----------------
                                                Attorney-in-fact